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                                                                    EXHIBIT 4-7C


                           AMENDMENT TO LOAN DOCUMENTS

         THIS AMENDMENT TO LOAN DOCUMENTS (this "AMENDMENT") is made as of September ___, 2000, by and between NEW JERSEY RESOURCES CORPORATION (the "BORROWER"), and PNC BANK, NATIONAL ASSOCIATION (successor by merger to Midlantic Bank, National Association) (the "BANK").

                                   BACKGROUND

         A. The Borrower and the Bank are parties to a certain Revolving Credit Agreement and Term Loan Agreement, dated as of December 20, 1990, which has heretofore been amended (as amended, the "ORIGINAL CREDIT AGREEMENT").

         B. The Loan Agreement provides for certain loans to the Borrower and, as evidence of the loans, the Borrower has delivered its Revolving Credit Promissory Note, dated December 20, 1990 (the "NOTE") to the Bank, in the original principal amount of $20,000,000.00.

         C. The Borrower and the Bank desire to amend the Loan Documents (as defined below) to provide for an increase in the principal amount available under the Original Credit Agreement from $20,000,000 to $45,000,000 and as otherwise provided for in this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Subject to the terms and conditions set forth herein, the Original Credit Agreement is hereby amended as follows:

         (a) The first WHEREAS clause of the preamble is hereby amended and restated in its entirety to read as follows:

                           "WHEREAS, the Borrower wishes to be able to borrow
                  from the Lender, and the Lender is willing to lend, on a revolving credit basis with a one year term loan pay-out, to the Borrower an aggregate principal amount of up to $45,000,000, the parties agree as follows."

         (b) The defined term "Commitment" in Section 1.1 is hereby amended and restated in its entirety to read as follows:

                           "Commitment" means the obligation of the Lender to
                  lend up to $45,000,000, as reduced in accordance with the terms hereof.

         (c) The following definition is hereby added to Section 1.1 and shall be inserted in its correct alphabetical order:

                           "Original Credit Agreement" shall mean this Credit
                  Agreement as executed and delivered on December 20, 1990.
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         2. The Borrower hereby agrees to execute and deliver to the Bank an
Amended and Restated Revolving Credit Promissory Note in the face principal amount of $45,000,000 (the "NOTE") as evidence of the Borrower's obligation to repay the loans advanced by the Bank under the Line of Credit. The Original Credit Agreement and the other Loan Documents are hereby amended such that each reference therein to the "Note" shall be deemed to be a reference to the Note executed in connection herewith.

         3. Any and all references to the Original Credit Agreement or the Note in either such document or in any document or agreement executed in connection therewith (collectively the "LOAN DOCUMENTS") shall be deemed to refer to the Original Credit Agreement or the Note, as appropriate, as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

         4. The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Indebtedness and other obligations under the Loan Agreement and the Note remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

         5. It shall be a condition precedent to the effectiveness of this Amendment and to the amendment of terms of the Original Credit Agreement as herein set forth that:

         (a) The Borrower shall deliver to the Bank the following items, each, unless otherwise indicated, dated on or before the date hereof and in form and substance satisfactory to the Bank and its counsel::

                  (i) A duly executed counterpart original of this Amendment;

                  (ii)     The duly executed original Note;

                  (iii) Payment by the Borrower of all legal fees and expenses incurred by the Bank in connection with this Amendment and the Note;

                  (iv) A certified copy of the corporate action of the Borrower authorizing the execution and delivery of, and performance under, this Amendment and the Note;


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                  (v)      A certificate of the secretary or assistant secretary
                           of the Borrower certifying the names of the persons authorized to sign this Amendment and the Note together with the true signatures of such persons;

                  (vi) A certificate of the Chief Financial Officer of the Borrower certifying that the statements set forth in
                           Section 4 of this Amendment are true and correct as of the date hereof;

                  (vii) No event has occurred with respect to the Borrowers which would reasonably be likely to cause a Material Adverse Change on the Borrower; and there shall be delivered to the Bank a certificate dated as of the date hereof and signed by the Chief Executive Officer, President, Chief Financial Officer or Vice President of the Borrower to such effect;

         (b) The following statements shall be true and correct on the Amendment Effective Date and the Agent shall have received a certificate signed by an authorized officer of each of the Borrowers, dated the Amendment Effective Date, stating that:

                  (i)      The representations and warranties contained in
                           Section 4 of this Amendment and in the other Loan Documents with respect to the Borrower are true and correct on and as of the Amendment Effective Date as though made on and as of such date;

                  (ii) No petition by or against the Borrower has been filed, and remains open, unresolved or pending , under the United States Bankruptcy Code or under any similar act;

                  (iii) No Event of Default, or event which, with the passage of time or the giving of notice or both, would become an Event of Default, has occurred and is continuing, or would result from the execution of this Amendment;

                  (iv) The Borrower has in all material respects performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Original Credit Agreement, as amended hereby, and the other Loan Documents;

         6. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

         7. This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.


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         8. This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated in the Loan Documents is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank's office indicated in the Loan Documents is located, excluding its conflict of laws rules.

         9. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank's rights and remedies (all of which are hereby reserved). THE BORROWER EXPRESSLY RATIFIES AND CONFIRMS THE WAIVER OF JURY TRIAL PROVISIONS (IF ANY) CONTAINED IN THE LOAN DOCUMENTS.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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         WITNESS the due execution of this Amendment to Loan Documents as a document under seal as of the date first written above.

WITNESS / ATTEST:                        NEW JERSEY RESOURCES CORPORATION


                                         By:                              (SEAL)
--------------------------------            ------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         PNC BANK, NATIONAL ASSOCIATION



                                         By:                              (SEAL)
--------------------------------            ------------------------------
                                                  Brian M. Begg
                                                  Vice President





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